SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549




                                   FORM 8-K




                                Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934




                                April 22, 1996
                               (Date of report)




                                  ONEOK Inc.
            (Exact name of registrant as specified in its charter)



        Delaware                1-2572           73-0383100
(State or other jurisdiction   (Commission      (IRS Employer
      of incorporation)        File Number)   Identification No.)




                  100 West Fifth Street      Tulsa, OK 74103
                   (Address of principal executive offices)



                                (918) 588-7000
             (Registrant's telephone number, including area code)


                                                    Page 1 of 3
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Item 5. Other Information.

On April 22, 1996, ONEOK Resources Company, a wholly-owned subsidiary of ONEOK Inc. purchased substantially all of the Oklahoma oil and gas properties of SCANA Petroleum Resources, Inc., including approximately 500 producing oil and gas properties.

The purchase price was $46.7 million and increased the Company's estimated reserves to 94 billion cubic feet of gas and 2.2 million barrels of natural gas liquids.

The acquisition is 90 percent natural gas and increases ONEOK's total oil and natural gas liquids reserves by 178 percent. Funding of the purchase was from the proceeds of recent oil and gas reserve sales in Alabama and Mississippi and internally generated funds.

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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 26th day of April, 1996.


                                      ONEOK Inc.

                                    By: J. D. NEAL
                                          J. D. Neal
                                        Vice President, Chief
                                        Financial Officer, and
                                        Treasurer
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